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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated May 12, 1999 for Predictive Systems, Inc. (and to all references to our Firm, including experts) included in or made a part of this Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP

                                        Arthur Andersen LLP


New York, New York
October 26, 1999